Exhibit 10.5

AOL INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED FEBRUARY 26, 2013)

1)	TITLE OF PLAN. The title of this plan is the AOL Inc. 2012 Employee Stock Purchase Plan, hereinafter referred to as the “Plan.”

2)	PURPOSE. The Plan is intended to encourage ownership of Common Stock of the Company by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Company. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its shareholders by making it possible for the Company to attract and retain qualified employees. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

3)	DEFINITIONS. As used in this Plan:

a)	“Board” means the Board of Directors of the Company.

b)	“Code” means The Internal Revenue Code of 1986, as amended, or any successor thereto.

c)	“Committee” means the Compensation Committee of the Board or its successor, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan or a subcommittee of the Compensation Committee (or such other committee) established by the Compensation Committee (or such other committee).

d)	“Common Stock” means the common stock, $.01 par value per share, of the Company.

e)	“Company” means AOL Inc., a Delaware corporation.

f)	“Compensation” means the base salary and/or base wages (plus any overtime pay), and any sales incentive and commission payments, received by a Participant from the Company and/or Subsidiaries, but excludes all bonus compensation.

g)	“Eligible Employee” means an Employee eligible to participate in the Plan under the terms of Section 6.

h)	“Employee” means an employee of the Company or a Subsidiary, provided that an interim or temporary employee shall not be considered an Employee unless he or she has performed two years of service with the Company or a Subsidiary. An individual who has been classified by the Company or a Subsidiary as an independent contractor shall not qualify as an “Employee” for purposes of the Plan, unless a court or governmental agency determines that the individual is an “Employee” for purposes of Treas. Reg. § 1.421-1(h).

i)	“Offering Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

j)	“Participant” means an Eligible Employee that elects to participate in the Plan, as described in Section 6.

k)	“Plan Administrator” means the Committee and the individual or individuals appointed by the Committee under Section 5(a).

l)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

4)	STOCK SUBJECT TO THE PLAN. Subject to adjustment from time to time as provided in Section 8, the total number of shares of Common Stock which may be issued under the Plan is 9.4 million, which may be unissued shares, treasury shares or shares bought on the market. No fractional shares of Common Stock shall be purchased hereunder, and any payroll deductions not sufficient to purchase a whole share of Common Stock shall be carried over to the next Offering Period

5)	ADMINISTRATION

a)	The Plan shall be administered by the Committee. The Committee may delegate administrative matters relating to the Plan (for the avoidance of doubt, including its authority under Section 5(b)(i) of this Plan, but excluding its authority under Section 5(b)(ii) of this Plan), to such of the Company’s officers or employees as the Committee so determines.

b)	The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

i)	to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration, including determining all questions of policy and expediency that may arise, and correcting any defect, supplying any omission, reconciling any inconsistency and interpreting or resolving any ambiguity in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or appropriate to operation of the Plan; and

ii)	to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased, including but not limited to: the purchase price of Common Stock, the commencement date of an Offering Period, the duration of an Offering Period, the number of Offering Periods per year, the minimum and maximum amount of contributions allowable per Participant in an Offering Period, and the number of shares purchasable in an Offering Period.

c)	The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

d)	The Plan Administrator may adopt sub-plans applicable to particular Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Plan Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the sub-plan are located.

6)	ELIGIBILITY AND PARTICIPATION. Subject to any local laws, the persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Company and/or a Subsidiary who have worked for the Company and/or Subsidiary for at least sixty (60) days and who work at least twenty (20) hours a week for at least five (5) months per year and are eighteen (18) years of age or older. Contract, temporary, part-time variable and intern staff are not eligible to participant in the plan. No Employee shall be eligible to participate in the Plan or be granted a right to purchase Common Stock under this plan if such Employee, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary.

Unless and until the Plan Administrator determines otherwise, there will be two (2) six-month Offering Periods each calendar year, one commencing on May 16 of the calendar year and ending on November 15 of the same calendar year, and the other commencing on November 16 of the same calendar year and ending on May 15 of the following calendar year. In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator, which, unless and until the Plan Administrator determines otherwise, shall be two (2) weeks prior to the start of the applicable Offering Period. The enrollment forms will include a payroll deduction authorization where permitted by applicable law directing the Company to make payroll deductions from the Participant’s Compensation, designated in whole percentages, at a rate of not less than one percent (1%) of such Compensation and not to exceed fifteen percent (15%) of such Compensation per pay period (unless and until, in each case, the Plan Administrator determines otherwise), for purposes of acquiring Common Stock under the Plan.

A Participant may discontinue his or her participation in the Plan as provided in Section 7(d), or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing and/or filing with the Company a new enrollment form authorizing a change in payroll deduction rate at least two (2) weeks prior to the end of the Offering Period. The Plan Administrator may, in its discretion, limit the number of deduction rate changes during any Offering Period, which limit, unless and until the Plan Administrator determines otherwise, shall be one opportunity to decrease the rate of deductions per Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new deduction authorization form unless the Company elects to process a given change in participation more quickly. Unless the Plan Administrator provides otherwise, a Participant’s deduction authorization will continue in effect from Offering Period to Offering Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Offering Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant’s right to purchase Common Stock under this Plan.

7)	TERMS AND CONDITIONS. An Eligible Employee who participates in this Plan for a particular Offering Period will have the right to acquire Common Stock upon the terms and conditions set forth in this Plan, and must enter into an agreement (which may be the payroll deduction authorization) with the Company setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

a)	PURCHASE PRICE. Unless and until the Plan Administrator determines otherwise, the purchase price per share for an Offering Period will be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the Offering Period commences or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last day of the Offering Period. The fair market value of a share of Common Stock on any relevant date shall be the closing price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

b)	NUMBER OF SHARES. The number of shares purchasable per Participant per Offering Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period.

c)	PAYROLL DEDUCTIONS. The amounts collected from a Participant through payroll deductions will be credited to the Participant’s individual account maintained on the Company’s books, but no separate account will actually be established to hold such amounts. Interest will not be credited or paid on any amounts held for, credited or recorded, refunded or otherwise paid over to, for or on behalf of a Participant. The amounts collected from each Participant may be commingled with the general assets of the Company and may be used for any corporate purpose.

d)	TERMINATION OF PURCHASE RIGHTS. A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Offering Period, which due date, unless and until the Plan Administrator determines otherwise, shall be two (2) weeks prior to the end of the applicable Offering Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Offering Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Section 6 should he or she wish to resume participation in a subsequent Offering Period.

e)	TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee for any reason during an Offering Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded, unless such termination of employment occurs within the last two (2) weeks of the Offering Period, in which case such Participant shall continue to participate in the Plan for that Offering Period.

f)	EXERCISE. Each outstanding purchase right will be exercised automatically as of the last day of the Offering Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant’s account on the last day of the Offering Period to the purchase of shares of Common Stock at the purchase price in effect for the Offering Period. No purchase rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is believed by the Plan Administrator to be in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on the purchase date during any Offering Period hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no purchase rights granted under the Plan or any Offering Period shall be exercisable on such purchase date. If, on the purchase date under any Offering Period hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, purchase rights granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering Period shall be refunded to the Participants, unless the Plan Administrator determines to extend the Offering Period.

g)	PRORATION OF PURCHASE RIGHT. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

h)	RIGHTS AS STOCKHOLDER. A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised and Common Stock is credited to the Participant’s account. No adjustments will be made for any dividends or distributions for which the record date is prior to such date.

i)	HOLDING PERIOD. Unless subject to a blackout or other restriction, Participants shall not be permitted to sell or transfer shares purchased under this Plan until the date that is ninety (90) days after such shares are purchased.

j)	ASSIGNABILITY. No purchase right granted to a Participant will be assignable or transferable and a purchase right will be exercisable only by the Participant.

k)	LIMITATIONS. No Participant shall be entitled to purchase a number of shares, based on the applicable purchase price as of the beginning of each Offering Period (and not giving effect to any lower purchase price that may be determined as of the end of any Offering Period), having an aggregate purchase price in excess of $25,000 per year, which maximum shall be pro-rated equally over each Offering Period that commences during a calendar year. For the avoidance of doubt, the maximum number of shares that may be purchased during any Offering Period shall be equal to the pro-rated portion of the $25,000 annual limitation applicable to that Offering Period divided by an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the date the Offering Period commences.

l)	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

8)	ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE. In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Committee shall make appropriate adjustments in the number of shares available for purchase under the Plan, as well as the shares subject to purchase rights and purchase price thereof, and shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive.

9)	AMENDMENT OF THE PLAN. The Committee at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under any applicable laws or regulations, including the rules and regulations of any applicable securities exchange.

The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan, except (i) with the consent of the person to whom such purchase rights were granted, or (ii) as necessary to comply with any laws or regulations.

10)	TERMINATION OR SUSPENSION OF PLAN. The Committee may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants’ rights and obligations with respect to purchase rights which are at the time outstanding under the Plan, except (i) with the consent of the person to whom such purchase rights were granted, or (ii) as necessary to comply with any laws or regulations. No Offering Period may commence while the Plan is suspended or after it is terminated.

11)	GOVERNING LAW. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

12)	EFFECTIVE DATE. The Plan was originally adopted by the Compensation Committee on February 22, 2012 and approved by the Company’s stockholders on June 14, 2012. This Plan, as amended and restated, was approved by the Compensation Committee on February 26, 2013.

4